Exhibit 10.1

LOAN AGREEMENT

THIS is an agreement (the “Agreement”) made this 6 day of June, 2014, by FIRST HAWAIIAN BANK, a Hawaii corporation, as lender (the “Lender”), and MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation (the “Borrower”).

This Agreement concerns the establishment of a revolving credit facility (the “Facility”) in the maximum principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) to be made available to the Borrower by the Lender for general working capital and corporate purposes, pursuant to which the Borrower may obtain Advances from the Lender, all upon the terms and conditions set forth below.

In consideration of the mutual covenants hereinafter set forth, and intending to be legally bound thereby, the Borrower and the Lender hereby agree as follows:

SECTION 1. Definitions.

As used in this Agreement, each of the following terms shall have the meaning set forth below with respect thereto:

“Advance” means an advance of loan proceeds under and pursuant to this Agreement.

“Agreement” means this revolving Loan Agreement, as originally executed or as it may be amended or supplemented in accordance with its terms from time to time.

“Assignment of Rents” means the Absolute Assignment of Rentals and Lessor’s Interest in Leases executed concurrently herewith by and between the Borrower and the Lender, in form and substance satisfactory to the Lender, which shall effect an assignment to the Lender of all of the Borrower’s right, title and interest in and to all leases, subleases, rental agreements, and occupancy agreements demising any portion of the Land or improvements located on the Land.

“Banking Day” means a day on which First Hawaiian Bank is open for business in the State of Hawaii.

“Borrower” means Maui Land & Pineapple Company, Inc., a Hawaii corporation.

“Closing Date” means the date on which the Lender determines that all of the conditions set forth in Section 4 of this Agreement have been satisfied.

“Collateral” means all of the properties covered by the Security Agreement and the Assignment of Rents, and described in the Financing Statement.

“Commitment” means the Lender’s agreement to make advances of loan proceeds to the Borrower in the aggregate amount of $3,500,000.00, pursuant to, but subject to the terms and conditions of, this Agreement and, where the context so requires, the aggregate principal amount of all Advances disbursed or to be disbursed thereunder.

“Compliance Certificate” means the certificate in the form attached hereto as Exhibit “1” and made a part hereof.

“Court Report” means a report issued by the Title Searcher advising the Lender that a search of the public records discloses, as of the Closing Date, no pending actions in state or federal court filed against the Borrower except those which may be approved by the Lender in writing.

“DCCA” means the Department of Commerce and Consumer Affairs of the State of Hawaii.

“Event of Default” means any of the events described in Section 7.1 of this Agreement.

“Expenses” means the fees, costs and expenses described in Section 6.7 of this Agreement.

“Financing Statement” means the UCC-1 Financing Statement, naming the Borrower as “debtor” and the Lender as “secured party”, perfecting the security interest in and to the Collateral.

“Financing Statement and Personal Property Lien Report” means a report issued by the Title Searcher advising the Lender that a search of the public records discloses, as of the Closing Date, no judgments, security agreements, chattel mortgages, financing statements, title retention agreements, notices or certificates of tax liens or other instruments or documents filed or recorded against the Borrower except those which may be approved by the Lender in writing.

“GAAP” means generally accepted accounting principles.

“Hazardous Materials Certificate” means a Certificate and Indemnity Regarding Hazardous Substances, executed concurrently herewith by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, relating to the Land and the improvements constructed thereon.

“Land” means that certain parcel of real property owned by Borrower and more particularly described in Exhibit “A” attached to the Mortgage.

“Lender” means First Hawaiian Bank, a Hawaii corporation.

“Loan Documents” means all of the documents and instruments executed by or for the benefit of the Borrower in connection with the Commitment, including, without limitation, this Agreement, the Note, the Mortgage, the Security Agreement, the Assignment of Rents, the Financing Statement, the Compliance Certificate, the SAND and the Hazardous Materials Certificate.

“Loan Fee” means the fee in the amount of $26,250.00, payable by the Borrower to the Lender on or before the Closing Date.

“Loan to Value Ratio” means, at any time, the ratio between (i) the Commitment, and (ii) the market value of the Mortgaged Property.

“Maturity Date” means the earlier of (a) June 5, 2015 or (b) the date, following the occurrence of an Event of Default, on which the Lender notifies the Borrower that the entire Principal Balance, together with all accrued interest thereon, and all fees, charges, expenses and other sums payable under this Agreement and the other Loan Documents, shall become due and payable.

“Mortgage” means the Real Property Mortgage and Financing Statement executed concurrently herewith by the Borrower in favor of the Lender, which shall constitute at all times a valid and subsisting first lien upon Borrower’s fee simple interest in the Land, all structures and improvements constructed or to be constructed on the Land, and a valid and subsisting first security interest in all building materials, equipment, machines, and any other personal property now owned or hereafter acquired by the Borrower and incorporated in improvements on or otherwise situated upon the Land.

“Mortgaged Property” means the property subject to the Mortgage.

“Note” means the promissory note evidencing the Commitment in the principal amount of $3,500,000.00 described in Section 2.6 of this Agreement.

“Prime Interest Rate” means the lending rate of interest announced publicly by First Hawaiian Bank from time to time as its “prime interest rate”, which rate shall not necessarily be the best or lowest rate charged by First Hawaiian Bank from time to time.

“Principal Balance” means the aggregate outstanding principal balance of all Advances.

“SAND” means a Non-Disturbance and Attornment Agreement; Subordination Agreement; Estoppel Certificates, executed concurrently herewith by and among the Lender, the Borrower and the lessee under the Tenant Lease.

“Security Agreement” means a Security Agreement executed concurrently herewith by and between the Borrower and the Lender, which shall effect an assignment to the Lender of, and grant to the Lender a valid and subsisting first security interest in and to the Collateral described therein.

“Tenant Lease” means that certain lease effective as of May 11, 2011, executed by MNS, Ltd., a Hawaii corporation, with respect to the “Honolua Store” located on the Land, a short form memorandum of which was recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2011-108281, and any and all other leases and subleases of all of any portion of the Land or improvements located thereon.

“Title Insurer” means a title insurance company, authorized to do business in the State of Hawaii, which shall issue the Title Policy.

“Title Policy” means a policy of title insurance issued by the Title Insurer, in the form and with the indorsements described in Section 4.9 of this Agreement.

SECTION 2. The Commitment.

2.1 Amount. The Lender agrees, during the period from the Closing Date to the Maturity Date, but subject to the terms and conditions contained in this Agreement, to make aggregate Advances to the Borrower in the amount of the Commitment. Within the limit of the Commitment, and subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow.

2.2 Advances. Subject to the terms of this Agreement, Advances shall be made to the Borrower upon two (2) Banking Days’ prior notice to the Lender, unless otherwise specified in the Note. The Borrower shall use the proceeds of the Advances for general working capital and corporate purposes, in connection with its operations in the State of Hawaii, and for no other purpose without the prior written consent of the Lender.

2.3 Interest. Interest on the Principal Balance shall accrue from the date of each Advance until payment in full, at a fluctuating rate per annum equal to the Prime Interest Rate in effect from time to time until the Maturity Date. Each change in the interest rate shall take effect on the effective date of any change in the Prime Interest Rate. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

2.4 Payments. The Borrower shall pay to the Lender interest on each Advance as provided in the Note. The Borrower shall repay the entire Principal Balance, all accrued but unpaid interest thereon, and all fees, charges and other sums payable under the Loan Documents, to the Lender on the Maturity Date.

2.5 Prepayments. The Borrower may voluntarily prepay all or any portion of the Principal Balance, upon the terms and conditions set forth in the Note.

2.6 The Note. The obligation of the Borrower to repay the Principal Balance, together with accrued interest thereon, shall be evidenced by the Note, in form and substance satisfactory to the Lender, duly executed and delivered by the Borrower to the Lender on the Closing Date.

2.7 Mortgage; Security Agreement; Assignment of Rents; Financing Statement; Hazardous Materials Certificate; Compliance Certificate. In order to secure and provide further assurance to the Lender of the due and punctual payment of the amounts due under the Commitment, and the observance and performance by the Borrower of all of its obligations under the Loan Documents, the Borrower shall, on or before the Closing Date, deliver to the Lender, the Mortgage, the Security Agreement, the Assignment of Rents, the Financing Statement, the Hazardous Materials Certificate, the SAND, and the Compliance Certificate, duly executed by the appropriate parties thereto, in form and substance satisfactory to the Lender.

2.8 Closing. Closing of the Commitment shall be subject to the satisfaction of all of the conditions precedent set forth in Section 4 of this Agreement.

SECTION 3. Representations and Warranties by the Borrower.

The Borrower represents and warrants to the Lender that:

3.1 Organization, Standing and Authority of Borrower. The Borrower is a Hawaii corporation duly registered, validly existing and in good standing under the laws of the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. The Borrower has all requisite power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Loan Documents have been duly authorized by the Board of Directors of the Borrower and no other corporate action of the Borrower is requisite to the execution and delivery of the Loan Documents.

3.2 Tax Returns and Payments. All tax returns and reports of the Borrower required by law to be filed have been duly filed and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender but which are currently being contested in good faith) upon the Borrower or upon the properties or assets or income of the Borrower, which are due and payable, have been paid.

3.3 Litigation. There is, to the knowledge of the Borrower, no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against or affecting the Borrower which might materially adversely affect the Borrower’s ability to operate its business or to perform its obligations under the Loan Documents.

3.4 Compliance with Other Instruments, None Burdensome. The Borrower is not in violation of or in default with respect to any term or provision of its Articles of Incorporation or Bylaws or any mortgage, indenture, contract, agreement or instrument applicable to the Borrower or by which it may be bound; and the execution, delivery, performance of and compliance with each and all of the Loan Documents will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Borrower not contemplated by this Agreement.

3.5 Financial Statements. All financial statements heretofore delivered to the Lender by or on behalf of the Borrower are true and correct in all respects, and fairly represent the financial condition of the Borrower as of the dates thereof; and no material, adverse changes have occurred in the financial condition reflected therein since the dates thereof.

3.6 Brokers, Finders and Agents. The Borrower has not employed or engaged any broker, finder or agent who may claim a commission or fee or other compensation with respect to the Commitment. The Borrower will indemnify the Lender against all claims of brokers for commissions or fees in connection with the Commitment and all losses, damages, costs and charges (including attorneys’ fees) which the Lender may sustain because of such claims or in consequence of defending against such claims.

3.7 Character of Representations and Warranties. None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the Commitment, and none of the representations and warranties in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best knowledge of the Borrower, there is no fact which materially adversely affects or in the future (so far as the Borrower can now foresee) may materially adversely affect the ability of the Borrower to observe or perform its obligations under the Loan Documents which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Borrower.

3.8 Existing Credit Facilities. The Borrower currently has two (2) existing credit facilities - one with Wells Fargo Bank, NA, in the amount of $30,600,000 currently outstanding, and one with American AgCredit ACA in the amount of $19,533,265 currently outstanding(the “Existing Credit Facilities”). The Borrower represents and warrants to the Lender that the Existing Credit Facilities are in full force and effect, and not in default, and no event has occurred and is continuing which constitutes, or with notice or the passage of time would constitute, a default thereunder.

SECTION 4. Conditions of The Lender’s Obligation to Make the Commitment Available to the Borrower.

The Lender’s obligation to make the Commitment available to the Borrower is subject to the fulfillment, to the Lender’s sole, personal and subjective satisfaction, prior to or on the Closing Date, of the following conditions:

4.1 Representations and Warranties True at Closing. The representations and warranties contained in Section 3 of this Agreement and otherwise made by or on behalf of the Borrower in connection with the Commitment shall be true and correct as of the Closing Date, with the same effect as if made at such time.

4.2 Execution of Loan Documents. The Borrower shall have executed and delivered to the Lender and the Lender shall have approved, all of the Loan Documents.

4.3 Expenses. The Borrower shall have paid to the Lender on the Closing Date the Loan Fee and all of the fees and expenses (including, without limitation, fees and disbursements and expenses of legal counsel for the Lender) provided for in Section 6.7 which the Lender shall determine to be due and payable as of the Closing Date.

4.4 No Event of Default. There shall exist at the Closing Date no condition or event which would constitute an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default.

4.5 Opinion of Counsel. If requested by the Lender, the Borrower shall have delivered to the Lender, and the Lender shall have approved, an opinion of legal counsel for the Borrower in substantially the form set forth in Exhibit “2” attached hereto and made a part hereof.

4.6 Corporate Proceedings and Documents. All corporate proceedings taken by the Borrower in connection with the Commitment shall be satisfactory in form and substance to the Lender and its counsel, and the Lender shall have received: (i) properly certified resolutions of the Board of Directors of the Borrower duly authorizing the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, (ii) a certificate of good standing of the Borrower issued by the director of the DCCA, (iii) a copy of the Articles of Incorporation of the Borrower, certified as true and exact by said director, (iv) a copy of the Bylaws of the Borrower, certified as true, correct and complete by the Secretary of the Borrower, and (v) such authenticated copies of such other corporate documents as the Lender may reasonably request.

4.7 Evidence of Tax Payments; Tax Clearance Certificate. The Lender shall have received a Tax Clearance Certificate issued by the Department of Taxation of the State of Hawaii certifying that all taxes due to the State of Hawaii by the Borrower up to and including a date within thirty (30) days of the Closing Date have been paid.

4.8     Survey. [Intentionally Omitted]

4.9 Title Insurance. The Borrower shall have delivered to the Lender the Title Policy including such indorsements as the Lender may require, issued by the Title Insurer and reinsured by such number of additional title insurance companies as the Lender may require, in form, substance and amount (which shall not be less than the full principal amount of the Note) satisfactory to the Lender, insuring (or agreeing to insure) that the Mortgage constitutes a valid first lien on the Land, free and clear of all defects, liens, encumbrances and exceptions to title whatsoever, except such as are shown on Exhibit “A” attached hereto. The Title Policy shall effect full coverage against losses arising out of encroachments against boundary or setback lines, losses arising out of the violation of zoning ordinances and regulations and such other losses with respect to which the Lender may require coverage. The Title Policy shall contain no exclusions, stipulations or exceptions not theretofore approved by the Lender. THE LENDER HEREBY NOTIFIES THE BORROWER THAT THE LENDER MAY NOT MAKE THE GRANTING OF THE COMMITMENT CONTINGENT UPON THE BORROWER PROCURING ANY SUCH POLICY OR POLICIES WITH A TITLE INSURER DESIGNATED BY THE LENDER.

4.10 Court Report; Financing Statement and Personal Property Lien Report. The Borrower shall have delivered to the Lender the Court Report and the Financing Statement and Personal Property Lien Report, in form and substance satisfactory to the Lender, issued by a recognized corporate searcher of titles, advising the Lender that a search of the public records discloses, as of the Closing Date, no security agreements, chattel mortgages, financing statements, title retention agreements, notices or certificates of tax liens or other instruments or documents filed or recorded against the Borrower except those which may be approved by the Lender in writing.

4.11 Appraisal. The Lender shall have received an appraisal report, in form and substance satisfactory to the Lender, from the Lender’s appraisal department or from a recognized real estate appraiser retained by the Lender, appraising the fair market value of the Land in accordance with the Uniform Standards of Professional Appraisal Practice and federal regulations applicable to the Lender.

4.12 Compliance with Law; Governmental Authorization. All restrictive covenants, land use laws and regulations, zoning ordinances and regulations, building codes and regulations, environmental and ecological laws and regulations, and any other applicable laws, statutes, ordinances or regulations, shall have been fully complied with, and all licenses, permits and all certificates with respect to the operation of the Borrower’s business shall have been obtained.

4.13 Hazardous Waste Assurance. In addition to the Hazardous Materials Certificate, the Borrower shall have delivered to the Lender a hazardous waste inspection report in form and substance satisfactory to the Lender relating to the Land and improvements.

4.14 Tenant Lease; SAND. The Borrower shall have furnished to the Lender and the Lender shall have approved as to form and substance (a) an executed copy of the Tenant Lease, and (b) a SAND, duly executed by the tenant under the Tenant Lease, affirming (i) that the Tenant Lease is in full force and effect and is unmodified, (ii) that no event has occurred which constitutes a default thereunder, and (iii) such other matters as the Lender may reasonably require.

4.15 Existing Credit Facilities.

(a) The Lender shall have received, reviewed and approved the financial covenants contained in the loan documents executed by the Borrower in connection with the Existing Credit Facilities (the “Existing Credit Facilities’ Financial Covenants”);

(b) The Lender shall have received and approved the two-year extension of the Existing Credit Facilities; and

(c) Wells Fargo Bank, NA and American AgCredit ACA shall have consented to the Commitment.

SECTION 5. Making of Advances.

Each Advance shall be made upon and subject to the following terms and conditions:

5.1 Conditions Precedent to Each Advance. The Lender’s obligation to make each Advance hereunder shall be subject to the fulfillment, to the Lender’s satisfaction, as of the time of the Advance, of all of the conditions precedent set forth in this Section 5.1:

(a) Representations and Warranties. The representations and warranties contained in Section 3 of this Agreement, or otherwise made by or on behalf of the Borrower in connection with the Commitment, shall be true and correct as of the time of each Advance made by the Lender under this Agreement, with the same effect as if made at such time.

(b) No Event of Default.   There shall exist at the time of each Advance no condition which would constitute an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default.

(c) Payment of Expenses. The Borrower shall have paid to the Lender all Expenses provided for in Section 6.7 which the Lender shall determine to be due.

(d) Insolvency, Bankruptcy, etc. The Borrower shall have become insolvent; or made an assignment for the benefit of creditors; or failed generally to pay its debts as they become due; or become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days; or commenced a voluntary case under the bankruptcy laws as now or hereafter constituted; or filed any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation; or filed any answer admitting the material allegations of any petition filed against it in any such proceedings; or sought or consented to or acquiesced in the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or taken any action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated.

5.2 Conditions are Solely for Benefit of the Lender. All conditions of the obligations of the Lender to make Advances hereunder are imposed solely and exclusively for the benefit of the Lender, and its successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Lender at any time if, in its sole judgment, the Lender deems it advisable to do so.

SECTION 6. Other Covenants of the Borrower.

The Borrower covenants and agrees with the Lender as follows:

6.1 Information. The Borrower shall (a) furnish directly to the Lender with reasonable promptness such data and information, financial or otherwise, (including such financial information as may be required in any separate agreement between the Borrower and the Lender) concerning the Borrower as from time to time may reasonably be requested by the Lender; and (b) promptly notify the Lender of any condition or event which constitutes a breach or event of default of any covenant, condition, warranty, representation or provision of any of the Loan Documents, and of any materially adverse change in the financial condition or operations of the Borrower.

6.2 Preservation of Juristic Existence. The Borrower shall maintain its juristic existence in good standing under the laws of the State of Hawaii and any other jurisdiction in which it conducts business, and shall not, without the prior written consent of the Lender, amend, modify, or terminate its constituent documents, true and correct copies of which the Borrower represents have been provided to the Lender.

6.3 Payment of Taxes. The Borrower shall pay or cause to be paid all taxes, assessments, or other governmental charges levied upon any of its properties or assets, or in respect of its income before the same become delinquent, except that the Borrower will have the right to contest assessments and other charges in the manner provided in Section 7.2.

6.4 Maintenance and Performance of Contracts. The Borrower shall at all times maintain and perform all material contracts, licenses, permits, and other agreements applicable to its business and operations and provide timely notice to the Lender of the expiration of any such contracts, licenses, permits or agreements applicable to the Mortgaged Property, and of any default by the Borrower or any third party under any of such contracts, licenses, permits or agreements applicable to the Mortgaged Property.

6.5 Insurance. The Borrower shall maintain at all times during the term of the Commitment such insurance as may be required by the Mortgage and such other insurance as is normally carried by prudent entities engaged in the same or similar business as the Borrower.

6.6 Indemnification of the Lender. The Borrower shall indemnify and hold the Lender harmless from any and all claims asserted against the Lender by any person, entity or governmental authority arising out of or in connection with the Commitment except for claims arising out of the Lender’s gross negligence or wilful misconduct. The Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all reasonable costs incurred by the Lender in connection therewith, including reasonable attorneys’ fees, shall be reimbursed by the Borrower to the Lender within ten (10) days after presentment, as provided in Section 6.7. Any failure to so reimburse the Lender within the specified time period shall constitute an Event of Default under this Agreement, and the unreimbursed amount shall thereupon be added to the Principal Balance, and shall bear interest at the default rate specified in the Note.

The Lender shall, at its sole option, be entitled to settle or compromise any asserted claim against it, and such settlement shall be binding upon the Borrower for purposes of this indemnification. Payment thereof by the Lender or the payment by the Lender of any judgment or claim successfully perfected against the Lender shall constitute an advance hereunder, shall bear interest at the default rate specified in the Note until paid, and shall be payable upon demand of the Lender. The agreements contained in this section shall survive termination of the Commitment and any other portions of this Agreement.

6.7 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower shall assume and pay upon demand of the Lender:

(a) All reasonable out-of-pocket expenses incurred by the Lender in connection with the making and continued administration of any portion of the Commitment, including, but not limited to, the reasonable fees and disbursements and expenses of legal counsel for the Lender;

(b) Any and all advances or payments made by the Lender pursuant to this Agreement or any other Loan Documents, and other similar or dissimilar expenses and charges in connection with the administration, servicing or collection of any portion of the Commitment, including restructuring of the Commitment, all of which shall constitute an additional liability owing by the Borrower to the Lender; and

(c) All costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred by the Lender as a result of an Event of Default or for the purpose of negotiating a resolution of any default (whether by means of refinancing or otherwise and whether or not successful) or for the purpose of effecting collection of the amounts outstanding under the Commitment, principal, interest, fees and charges, or any other sums required to be paid by the Borrower pursuant to any of the Loan Documents, when the same shall become due and payable (whether at the stated maturity thereof or upon any acceleration of the maturity thereof).

6.8 Existing Credit Facilities: Financial Covenants and Cross Default Agreement.

(a) The Borrower shall observe and perform all of the Existing Credit Facilities’ Financial Covenants, as if such were set forth and incorporated herein.

(b) Any default under either of the Existing Credit Facilities shall constitute a default under this Agreement, unless the same shall have been remedied within the time specified therein for cure.

6.9 Litigation. The Borrower will give the Lender prompt notice of:

(a) Any litigation or claims of any kind which might subject the Borrower to any liability, whether covered by insurance or not; and

(b) All complaints and charges filed by any governmental agency or any other party affecting or exercising supervision or control of the Borrower or its businesses or assets which may impair the security of the Lender or adversely affect any of its rights under the Loan Documents.

6.10 Negative Covenants. As long as any portion of the indebtedness hereunder remains unpaid, the Borrower shall not, without the prior written consent of the Lender (which consent shall not be unreasonably withheld):

(a) create, incur, assume, or suffer to exist any lien, encumbrance, mortgage, security interest, pledge, or charge of any kind upon any of its currently-unencumbered property or assets of any character, having a value in excess of $100,000.00, whether now owned or hereafter acquired, or transfer any of such property or assets for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation; PROVIDED, HOWEVER, that the Borrower may create or incur or suffer to be created or incurred or to exist:

(i) liens for taxes or assessments for governmental charges or levies if payment thereof shall not at the time be required to be made;

(ii) liens in respect of pledges and deposits under workers’ compensation laws or similar legislation, and in respect of pledges or deposits in connection with appeal or similar bonds incidental to the conduct of litigation, and liens incidental to the conduct of the business of the Borrower not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its assets or property; or

(iii) any other liens granted to the Lender, or otherwise with the prior written approval of the Lender;

(b) create, assume or become or remain liable for, or committed to incur directly or indirectly, any indebtedness except:

(i) indebtedness in respect of the Loan Documents and the Existing Credit Facilities (or refinancings thereof);

(ii) indebtedness for taxes, assessments, governmental charges or levies to the extent that payment thereof shall not at the time be required to be made;

(iii) indebtedness incurred in the ordinary course of business which will not materially impair the ability of the Borrower to repay the amounts due hereunder; and

(iv) indebtedness in favor of the Lender or otherwise approved by the Lender in writing;

(c) directly or indirectly purchase or acquire any stocks, bonds, notes, debentures or other securities of or acquire by purchase or otherwise all or substantially all of the business or assets, or stock, partnership interests or other evidence of ownership (beneficial or otherwise) or make any other investment in, any corporation, association, partnership, organization or individual except such as may be approved in writing by the Lender;

(d) directly or indirectly make or commit to make any loan, advance, guaranty or extension of credit to any corporation, association, partnership, organization or individual except such as may be approved in writing by the Lender;

(e) assume, endorse, be or become liable for, or guarantee directly or indirectly any debt or obligation of any corporation, association, partnership, organization or individual except such as may be approved in writing by the Lender; or

(f) suffer any material adverse change in its financial condition.

6.11 Reporting Requirements. The Borrower shall furnish to the Lender the following:

(a) as soon as available, but not later than sixty (60) days after the end of each semi-annual period, company-prepared financial statements of the Borrower, in form and substance satisfactory to the Lender;

(b) as soon as available, but not later than one hundred eighty (180) days after the end of each fiscal year, CPA-audited financial statements of the Borrower, in form and substance satisfactory to the Lender;

(c) within sixty (60) days after the end of each semi-annual period, company- prepared operating report from the Mortgaged Property, in form and substance satisfactory to the Lender;

(d) within sixty (60) days after the end of each semi-annual period, a compliance certificate of the Borrower, signed by an authorized executive officer of the Borrower, to the effect that the signer has reviewed the relevant terms of this Agreement, and the other Loan Documents, and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during such period, and that such review has not disclosed, and the signer does not have knowledge of any violation of the financial covenants contained in the Existing Credit Facilities or this Agreement, or the existence of any Event of Default, or, if any such violation or Event of Default has occurred or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto; and

(e) within sixty (60) days after the end of each semi-annual period, copies of all sales reports from the tenant under the Tenant Lease, in form and substance satisfactory to the Lender.

6.12 Loan to Value Ratio. The Borrower shall at all times maintain a Loan to Value Ratio of not more than 70%. If the Loan to Value Ratio ever exceeds 70%, the Borrower shall repay such portion of the Principal Balance (and permanently reduce the Commitment) as may be necessary to reduce the Loan to Value Ratio to not more than 70%.

6.13 Subordination Agreements. The Borrower has represented to the Lender that it has not entered into any management agreement for the Mortgaged Property, and that it does not have any amounts in the category “due to affiliates”. The Borrower agrees that if, during the term of the Commitment, it should enter into a management agreement for the Mortgaged Property, or have amounts in the category “due to affiliates”, it will advise the Lender of the same, and will obtain a subordination agreement from the other party or parties to the management agreement, and/or from the affiliates to whom the Borrower owes amounts, in form and substance satisfactory to the Lender.

SECTION 7. Default; Remedies on Default.

7.1 Events of Default. If and for so long as any of the following events (herein called “Events of Default”) shall occur:

(a) The Borrower shall default in the payment of principal or interest under the Note when the same becomes due; or

(b) The Borrower shall default in the performance of or compliance with any term, covenant, condition or provision contained in this Agreement or any of the other Loan Documents, and such default shall not have been remedied within twenty (20) days after the Lender or any other person notifies the Borrower in writing of such default; or

(c) The Borrower shall become insolvent, or shall make an assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or the Borrower shall become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days, or shall commence a voluntary case under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings; or the Borrower shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or the Borrower shall take action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against the Borrower seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceedings shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without the consent or acquiescence of the Borrower, any such appointment or possession shall not have been vacated or terminated; or

(d) Any representation made by or on behalf of the Borrower herein or otherwise in writing in connection with the Commitment shall prove to have been false or incorrect in any material respect on the date as of which such representation was made; or

(e) A final judgment which alone exceeds $100,000.00 in amount shall be rendered against the Borrower, and shall not be discharged or have execution thereof stayed pending appeal within thirty (30) days after entry of such judgment or shall not be discharged within thirty (30) days after the expiration of any such stay; or

(f) The Borrower shall default under either of the Existing Credit Facilities, and such default shall not be waived or remedied within the time permitted for the remedying of such default under the applicable document; or

(g) There occurs any adverse change in the business, assets or general financial condition of the Borrower which has or, in the reasonable opinion of the Lender, could have, a material adverse effect upon the ability of the Borrower to observe and perform its obligations under the Loan Documents; or

(h) There shall be any attachment, execution or other judicial seizure of, or affecting, the properties and assets of the Borrower, or affecting the Land or any part thereof unless the Borrower sets aside, dissolves, bonds off or otherwise eliminates such attachment, execution or seizure within sixty (60) days of its occurrence; or

(i) There shall be a sale, transfer, hypothecation, assignment or conveyance of the Land, or any portion thereof or interest therein, by the Borrower without the prior written consent of the Lender; or

(j) Any other “Event of Default”, as defined in the Loan Documents, shall have occurred and such default shall not have been remedied within the applicable grace period, if any therefor;

THEN, AND IN ANY SUCH EVENT, in addition to all remedies conferred by law, the Lender shall have the option to cease making Advances hereunder, and to declare the Note to be due and payable, whereupon the entire aggregate unpaid Principal Balance under the Note, all accrued but unpaid interest thereon, and all fees, charges and other sums payable under the Loan Documents shall forthwith mature and become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and upon such maturity by acceleration or otherwise, all such principal, interest, amounts, fees, charges and other sums, shall bear interest at the rate provided in such Note to be paid following an Event of Default.

7.2 Right of Contest. The Borrower shall have the right to contest in good faith any claim, demand, levy or assessment by a third party the assertion of which would constitute an Event of Default hereunder; PROVIDED, HOWEVER, any such contest shall be prosecuted diligently and in a manner not prejudicial to the Lender hereunder; and, upon demand by the Lender, the Borrower shall make suitable provision by payment to the Lender or by bond reasonably satisfactory to the Lender for the possibility that the contest will be unsuccessful. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Lender, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to the Borrower or the adverse claimant.

7.3 Marshalling. The Borrower hereby waives any and all rights to require any security given hereunder to be marshalled and agrees and acknowledges that after the occurrence of any Event of Default, the Lender may, in its sole and absolute discretion, proceed to enforce its rights under the Loan Documents and to realize on any or all of the security for the repayment of the amounts outstanding under the Commitment or any portion or portions thereof, irrespective of the differing nature of such security and whether or not the same constitutes real or personal property.

SECTION 8. Miscellaneous Provisions.

8.1 Authority to File Notices. The Borrower irrevocably appoints, constitutes and designates the Lender its attorney-in-fact to file for record any notice that the Lender reasonably deems necessary or desirable to protect its interest hereunder or under any of the Loan Documents. Such power shall be deemed coupled with an interest and shall be irrevocable while any sum remains due and owing under any of the Loan Documents or any obligation of the Borrower thereunder remains unperformed.

8.2 Actions. The Lender shall have the right to commence, appear in or defend any action or proceeding which the Lender reasonably believes will have a material adverse effect upon its security or the ability of the Borrower to observe and perform its obligations under the Commitment, whether or not an Event of Default has occurred hereunder. In connection therewith, the Lender may incur and pay reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees. The Borrower shall pay to the Lender within ten (10) days after demand therefor, all such expenses incurred by the Lender if an Event of Default has occurred, and the Lender is authorized to disburse funds from the Commitment for such purposes.

8.3 Timeliness; Term of Agreement; Survival of Representations and Warranties. Time is of the essence of this Agreement. This Agreement shall continue in full force and effect until all indebtedness of the Borrower to the Lender under the Loan Documents shall have been paid in full, all obligations of the Borrower under this Agreement and the Loan Documents have been observed and performed, and all obligations of the Lender under this Agreement and the other Loan Documents have been terminated. All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the Commitment shall survive the execution and delivery of the Loan Documents and any investigation at any time made by, through or on behalf of the Lender. All statements contained in any certificate or other instrument delivered to the Lender on behalf of the Borrower pursuant to this Agreement or otherwise in connection with the Commitment shall constitute representations and warranties hereunder.

8.4 Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

8.5 Remedies Are Cumulative. All rights, powers and remedies herein given to the Lender are cumulative and not alternative, are in addition to all rights, powers and remedies afforded by statutes or rules of law and may be exercised concurrently, independently, or successively in any order whatsoever. Without limiting the generality of the foregoing, the Lender may enforce any one or more of the Loan Documents without enforcing all of them concurrently or in any particular order.

8.6 No Waiver. No failure, forbearance or delay on the part of the Lender in exercising any power or right under any of the Loan Documents shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right.

8.7 No Joint Venture. The execution of this Agreement, the establishment of the Commitment, the making of the Advances, and the exercise of any rights hereunder, are not intended, and shall not be construed, to create a partnership or joint venture between the Lender and the Borrower.

8.8 Notices. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

TO BORROWER at:     200 Village Road

Lahaina, Hawaii 96761

Attention: Mr. Tim Esaki, CFO

TO LENDER at:            999 Bishop Street, 11th Floor

Honolulu, Hawaii 96813

Attention: Commercial Real Estate Division

The addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the second day after the date of mailing, whichever is earlier in time.

The Borrower hereby irrevocably authorizes the Lender to accept facsimile (“FAX”) transmissions of such notices, requests, demands and documents, provided such transmission is signed by an officer of the Borrower authorized to do so in a corporate resolution. The Borrower shall and does hereby hold the Lender harmless from, and indemnify the Lender against, any loss, cost, expense, claim or demand which may be incurred by or asserted against the Lender by virtue of the Lender acting upon any such notices, requests, demands or documents transmitted in accordance with the above provisions. The Borrower shall confirm any such FAX transmission separately by telephone conference between the Lender and the individuals signing such FAX transmission, and shall thereafter transmit to the Lender the actual “hard copy” of the notice, request, demand or document in question.

8.9 Waiver of Jury Trial. The Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereinafter instituted by the Lender or the Borrower to assert any of their respective claims arising out of or relating to any of the Loan Documents or any other agreement, instrument or document contemplated thereby. In such event, the Borrower, at the request of the Lender, shall cause its attorney of record to effectuate such waiver in compliance with the Hawaii Rules of Civil Procedure, as the same may be amended from time to time.

8.10 Assignment; Parties in Interest. The Borrower shall not assign its interest in this Agreement without the prior written consent of the Lender, which consent may be withheld by the Lender in its sole and absolute discretion. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, whether or not hereinabove so expressed and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of the Note or any part thereof or interest therein.

8.11 Headings of Paragraphs. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

8.12 Applicable Law. This Agreement is executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Hawaii.

8.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement and the other Loan Documents will remain unaffected.

8.15 Terms and Conditions of this Agreement Supplement Other Loan Documents. The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower under this Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Borrower under the other Loan Documents. The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower hereunder merely supplement, and do not supplant or supersede, provisions of similar effect or subject matter in the other Loan Documents. The Loan Documents shall, however, constitute and be deemed amendments to any inconsistent provisions of any commitment letter issued by the Lender to the Borrower in connection with the Commitment, and, upon the execution of this Agreement, any such commitment letter shall be deemed superceded by the Loan Documents and cancelled.

8.16 Agents. In exercising any rights under this Agreement or the other Loan Documents, the Lender may act through its employees, agents or independent contractors; provided that the Lender shall remain responsible for the actions of its employees and agents.

8.17 Lender’s Right of Setoff. Upon the occurrence of any Event of Default, or if the Lender shall be served with garnishee process, whether or not the Borrower shall be in default hereunder at the time, the Lender may, but shall not be required to, set off any indebtedness owing by the Lender to the Borrower against any indebtedness under the Loan Documents, without prejudice to any other rights or remedies of the Lender thereunder.

8.18 Compliance with OFAC Restrictions. The Borrower and the Lender are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control (“OFAC Restrictions”). In order to comply with OFAC Restrictions, the Lender may be required to temporarily suspend processing the Commitment, which may result in delayed availability of funds, or may be prohibited from closing the Commitment altogether. The Borrower agrees to the foregoing, and further agrees that if the Lender is required by applicable OFAC Restrictions to suspend processing of the Commitment, or is prohibited by applicable OFAC Restrictions from closing the Commitment, the Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for “lender liability” or any other cause), which the Borrower may suffer or incur in connection with any such suspension of, or failure to close, the Commitment.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement on the day and year first above stated.

FIRST HAWAIIAN BANK

By		/s/ Brian N. Sunada
Brian N. Sunada

	Its	Executive Vice President

Lender

MAUI LAND & PINEAPPLE COMPANY, INC.

By		/s/ Ryan Churchill
Ryan Churchill
	Its	President

By		/s/ Tim T. Esaki
		Tim T. Esaki	Borrower
	Its	Chief Financial Officer

EXHIBIT “1”

COMPLIANCE CERTIFICATE

Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Borrower”), represents and warrants to FIRST HAWAIIAN BANK (the “Lender”), in connection with that certain Loan Agreement dated                             , 2014 (the “Credit Agreement”) executed by and between the Borrower and the Lender, as follows:

1. Representations and Warranties True at Closing. The representations and warranties contained in Section 3 of the Credit Agreement and otherwise made by or on behalf of the Borrower or in connection with the Commitment are true and correct as of the date hereof.

2. No Event of Default. There exists no condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute such an Event of Default.

3. Performance. The Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement and required by the Lender to be performed and complied with by the Borrower prior to or as of the date hereof.

4. No Claims, Defenses or Off-sets. As of the date hereof, the Borrower has no claims, defenses or off-sets against the Lender or against the Borrower’s obligations under the Loan Documents, whether in connection with the negotiations for or closing of the Commitment, or otherwise, and if any such claims, defenses or off-sets exist, they are hereby irrevocably waived and released.

All capitalized terms used herein have the meanings given to them in the Credit Agreement, unless otherwise herein defined.

DATED: , 20 .

MAUI LAND & PINEAPPLE COMPANY, INC.

By
Its

EXHIBIT “2”

[Counsel’s Letterhead]

                                      , 20

First Hawaiian Bank

999 Bishop Street, 11th Floor

Honolulu, Hawaii 96813

Attention: Commercial Real Estate Division

Re:     Maui Land & Pineapple Company, Inc.

Gentlemen/Ladies:

We are counsel for Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Borrower”), in connection with its request for a $3,500,000.00 revolving line of credit from First Hawaiian Bank (the “Lender”). Pursuant to Section 4.5 of the Loan Agreement dated                    , executed by and between the Borrower and the Lender, we provide you with our opinion as follows:

1. The Borrower is a Hawaii corporation duly registered, validly existing and in good standing under the laws of the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. The Borrower has all requisite power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Loan Documents have been duly authorized by the Board of Directors of the Borrower and no other corporate action of the Borrower is requisite to the execution and delivery of the Loan Documents.

2. The Loan Documents required to be executed and delivered by the Borrower, when executed and delivered, will be enforceable in accordance with their terms and shall constitute the valid and legally binding obligations of the Borrower.

Sincerely,